UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 27, 2017, HCSB Financial Corporation (the “HCSB”) held a special meeting of its shareholders (the “Special Meeting”). Of the 405,232,383 shares of voting common stock outstanding and entitled to vote at the Special Meeting, 383,573,987 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the Special Meeting:

1.	To consider and vote on the Agreement and Plan of Merger, under which HCSB will merge with and into United Community Banks, Inc.:

For	Against	Abstain	Broker Non-Votes
383,333,411	231,625	8,951	—

2.	To cast a non-binding advisory vote to approve the compensation that certain executive officers of HCSB will receive under existing agreements or arrangements with HCSB in connection with the merger:

For	Against	Abstain	Broker Non-Votes
382,756,453	788,670	28,864	—

A proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement was not voted on because the proposal to approve the Merger Agreement had passed.

Of the 90,531,557 shares of non-voting common stock outstanding and entitled to vote at the Special Meeting solely on proposal number 1, 90,531,557 were present in person or by proxy, and such matter was voted upon and approved by our non-voting shareholders at the Special Meeting:

1.	To consider and vote on the Agreement and Plan of Merger, under which HCSB will merge with and into United Community Banks, Inc.:

For	Against	Abstain	Broker Non-Votes
90,531,557	—	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: July 27, 2017	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer